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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       AUGUST 31, 2000 (AUGUST 31, 2000)



                              DYERSBURG CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         TENNESSEE                       1-11126                62-1363247
----------------------------    ------------------------    -------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)


15720 JOHN J. DELANEY DRIVE, SUITE 445, CHARLOTTE, NORTH CAROLINA     28277-2747
-----------------------------------------------------------------     ----------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (704) 341-2299



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Item 5.  Other Events

         Dyersburg Corporation announced today that it has reached an agreement on a proposed restructuring of the Company with an informal committee of bondholders holding approximately 50 percent of the Company's Senior Subordinated Notes due September 1, 2007 and lenders under the Company's revolving credit facility.

         The parties have agreed to implement the proposed restructuring through a pre-negotiated proceeding under Chapter 11 of the Bankruptcy Code. To ensure that the Company has adequate working capital to operate its business normally during the anticipated restructuring proceedings, the Company's current bank lenders have agreed to extend the existing $74 million revolving credit facility as well as roll over a term loan of $23 million. Additionally, the bank lenders have agreed to decrease the reserve against borrowing availability under the revolving line of credit from $7 million to $2.5 million, thereby increasing the Company's borrowing availability by $4.5 million. Under the proposed restructuring plan, general unsecured creditors, including all trade creditors, will be unimpaired.

         Under the agreement, holders of Dyersburg's 9.75 percent Senior Subordinated Notes due September 1, 2007 will receive new common stock representing 100 percent of all shares issued and outstanding at the conclusion of the restructuring process and a $15 million Senior Subordinated Payment-in-Kind Note with a term of 7 years. Additionally, the agreement contemplates that all existing common stock in Dyersburg Corporation will be cancelled and the holders of existing common stock will receive two series of warrants to acquire up to 15 percent of the new common stock. By implementing this financial restructuring, Dyersburg expects to reduce its total borrowings on a pro forma basis as of July 1, 2000 from $201 million to $91 million. Additionally, the Company said that the restructuring would reduce cash payments for interest on such debt by $12.1 million per year.

         Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995.

         This report contains certain forward-looking statements within the meaning of the federal securities laws, all of which are intended to be covered by the safe harbors created thereby. These statements include all statements regarding the Company's intent, belief and expectations (such as statements concerning the Company's liquidity and future operating and financial strategies and results) and any other statements with respect to matters other than historical fact. Investors are cautioned that all forward-looking statements involve known and unknown risks and uncertainties (some of which are beyond the control of the Company) including, without limitation, the ability of the Company to implement the proposed restructuring, the ability of the Company to operate successfully under Chapter 11, the ability of the Company to propose and have approved a plan of reorganization in the anticipated bankruptcy proceeding, the ability of the Company to obtain Bankruptcy Court approvals, the ability of the Company to continue to access availability under the Credit Agreement, risks associated with the Company's use of substantial financial leverage, access to trade credit and terms from suppliers, the ability of the Company to improve its operating performance, restrictions imposed by the terms of the Company's credit facility, the Company's ability and



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success in achieving cost savings, the Company's ability to compete with other suppliers and to maintain acceptable gross margins, potential adverse developments with respect to the cost and availability of raw materials and labor, risks associated with governmental regulation and trade policies, and potential adverse developments regarding product demand or mix. Moreover, although the Company believes that any assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could prove to be inaccurate. Therefore, in light of these known and unknown risks and uncertainties, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate and the inclusion of such information should not be regarded as a representation by the Company or any other person that the forward-looking statements included in this report will prove to be accurate. The Company undertakes no obligation to update any forward-looking statements contained in this report.


Item 7(c). Exhibits


99        Press Release dated August 31, 2000





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DYERSBURG CORPORATION


Date: August 31, 2000
                                       /s/ William S. Shropshire, Jr.
                                       -----------------------------------------
                                       William S. Shropshire, Jr.
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer




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                                  EXHIBIT INDEX


    No                                  Exhibits
  ------                   ------------------------------------

    99                     Press Release dated August 31, 2000.





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